Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact:

Tom Morabito, VP, Investor Relations	Cam Potts, Chief Communications Officer
470-607-5567	651-233-7735
tom.morabito@deluxe.com	cameron.potts@deluxe.com

DELUXE DELIVERS STRONG SECOND QUARTER 2022 REVENUE GROWTH;
DECLARES REGULAR DIVIDEND;
UPDATES 2022 OUTLOOK

•Delivered strong consolidated revenue growth of 17.7% in the second quarter
•Revenue increased 6.6% excluding the First American acquisition and business exits
•All four segments delivered year-over-year sales-driven revenue growth, led by Payments and Data-Driven Marketing
•Net income of $22.1 million, up 82.6% from the prior year primarily driven by a gain on the sale of our Australian web hosting business
•Adjusted EBITDA rate of 18.1% down from 20.4% in the prior year
•Declared regular quarterly dividend
•Updated full year 2022 guidance to reflect strong revenue performance and lower Adjusted EBITDA rate expectations

Minneapolis, Minn. – August 4, 2022 – Deluxe (NYSE: DLX), a Trusted Payments and Business Technology™ company, today reported operating results for its second quarter ended June 30, 2022.

“Our strong sales momentum continues. We delivered our fifth consecutive quarter of sales-driven revenue growth led by our Payments and Data businesses,” said Barry McCarthy, President and CEO of Deluxe. “All four of our segments once again achieved year-over-year revenue growth, demonstrating the durable demand for our products and services even in an uncertain market.”

“While we were very pleased with our sales performance, our second quarter Adjusted EBITDA rate was impacted by inflation and supply chain disruptions primarily in our Promotional Solutions segment,” said Scott Bomar, Senior Vice President and Chief Financial Officer of Deluxe. “We are updating our full year guidance to reflect our strong revenue performance and rate pressure.”

Second Quarter 2022 Financial and Segment Highlights
(in millions, except per share amounts)

	2nd Quarter 2022	2nd Quarter 2021	% Change
Revenue	$563.0	$478.2	17.7%
Net Income	$22.1	$12.1	82.6%
Adjusted EBITDA	$101.7	$97.5	4.3%
Diluted EPS	$0.50	$0.28	78.6%
Adjusted Diluted EPS	$0.99	$1.25	(20.8%)

•Revenue for the second quarter was $84.8 million higher than the previous year. Excluding incremental revenue from the First American acquisition, which closed on June 1, 2021, and business exits during the quarter, revenue increased $31.2 million, or 6.6% year-over-year.
•The Payments segment delivered revenue growth of 65.7% over the previous year to $171.2 million. Excluding incremental revenue from the First American acquisition, Payments grew 6.7%.
•Net income of $22.1 million included gains of $17.5 million from the sale of the Australian web hosting business and a call center facility, and also included an $8.0 million increase in First American acquisition amortization and an increase in interest expense of $11.9 million resulting from the acquisition transaction. Prior year net income included $15.9 million of acquisition transaction costs.
•Adjusted EBITDA margin was 18.1%, down 230 basis points from the prior year and was impacted by inflation, supply chain disruptions primarily affecting the higher margin portion of our Promotional Solutions business, and planned IT investments.
•Cash flow from operations for the first half of the year was $72.2 million and capital expenditures were $45.3 million. Free cash flow was $26.9 million, a decrease of $10.3 million compared to the first half of 2021, and included increased interest payments of $28.8 million.

Outlook

Given our strong revenue growth, as well as inflation and supply chain disruption impacts on our margin rate, the Company now expects the following for full year 2022:

•Increasing full year revenue growth outlook to 10% to 12% excluding the impact of business exits; or 8% to 10% as reported
•Modifying full year adjusted EBITDA rate to 18.5% to 19.0% with the fourth quarter rate being higher than the third quarter due to our normal seasonality pattern
•Capital expenditures of approximately $105 million

The guidance outlined above is subject to, among other things, prevailing macroeconomic conditions, anticipated continued supply chain constraints, labor supply issues, inflation, and the impact of recent divestitures.

Capital Allocation and Dividend

The Board of Directors recently approved a regular quarterly dividend of $0.30 per share. The dividend will be payable on September 6, 2022 to shareholders of record as of market closing on August 22, 2022.

Earnings Call Information

Deluxe management will host a conference call today at 8:30 a.m. ET (7:30 a.m. CT) to review the financial results. Listeners can access the call by dialing 1-888-210-4748 (access code 7092711). The webcast and presentation will also be available on the investor relations website at www.investors.deluxe.com. Alternatively, an audio replay of the call will be available after 11:30 a.m. ET through midnight on August 11, 2022 by dialing 1-800-770-2030 (access code 7092711).

About Deluxe Corporation

Deluxe, a Trusted Payments and Business Technology™ company, champions business so communities thrive. Our solutions help businesses pay and get paid, accelerate growth and operate more efficiently. For more than 100 years, Deluxe customers have relied on our solutions and platforms at all stages of their lifecycle, from start-up to maturity. Our powerful scale supports millions of small businesses, thousands of vital financial institutions and hundreds of the world’s largest consumer brands, while processing approximately $3 trillion in annual payment volume. Our reach, scale and distribution channels position Deluxe to be our customers’ most trusted business partner. To learn how we can help your business, visit us at www.deluxe.com, www.facebook.com/deluxecorp, www.linkedin.com/company/deluxe, or www.twitter.com/deluxe.

Forward-Looking Statements

Statements made in this release concerning Deluxe, the company’s or management’s intentions, expectations, outlook or predictions about future results or events are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements reflect management’s current intentions or beliefs and are subject to risks and uncertainties that could cause actual results or events to vary from stated expectations, which variations could be material and adverse. Factors that could produce such a variation include, but are not limited to, the following: potential continuing negative impacts from pandemic health issues, such as the coronavirus / COVID-19, along with the impact of government restrictions or similar directives on our future results of operations and our future financial condition; uncertainties related to the Russia-Ukraine dispute; the impact that further deterioration or prolonged softness in the economy may have on demand for the company’s products and services; continuing cost increases and/or declines in the availability of materials and other services; the company’s ability to execute its transformational strategy and to realize the intended benefits; the inherent unreliability of earnings, revenue and cash flow predictions due to numerous factors, many of which are beyond the company’s control; declining demand for the company’s checks, check-related products and services and business forms; risks that the company’s strategies intended to drive sustained revenue and earnings growth, despite the continuing decline in checks and forms, are delayed or unsuccessful; intense competition; continued consolidation of financial institutions and/or additional bank failures, thereby reducing the number of potential customers and referral sources and increasing downward pressure on the company’s revenue and gross profit; risks related to the company’s acquisition of First American Payment Systems, including integration-related risks; risks that future acquisitions will not be consummated; risks that any such acquisitions do not produce the anticipated results or synergies; risks that the company’s cost reduction initiatives will be delayed or unsuccessful; risks related to any divestitures contemplated or undertaken by the company; performance shortfalls by one or more of the company’s major suppliers, licensors or service providers; unanticipated delays, costs and expenses in the development and marketing of products and services, including web services and financial technology and treasury management solutions; the failure of such products and services to deliver the expected revenues and other financial targets; risks related to security breaches, computer malware or other cyber-attacks; risks of interruptions to the company’s website operations or information technology systems; risks of unfavorable outcomes and the costs to defend litigation and other disputes; and the impact of governmental laws, regulations or investigations. The company’s forward-looking statements speak only as of the time made, and management assumes no obligation to publicly update any such statements. Additional information concerning these and other factors that could cause actual results and events to differ materially from the company’s current expectations are contained in the company’s Form 10-K for the year ended December 31, 2021 and other filings made with the SEC. The company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events, new information or future circumstances.

DELUXE CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF INCOME
(in millions, except per share amounts)
(Unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Product revenue	$322.2	$306.2	$639.4	$605.3
Service revenue	240.8	172.0	479.6	314.2
Total revenue	563.0	478.2	1,119.0	919.5
Cost of products	(117.6)	(112.6)	(231.9)	(219.9)
Cost of services	(146.6)	(94.0)	(281.4)	(165.2)
Total cost of revenue	(264.2)	(206.6)	(513.3)	(385.1)
Gross profit	298.8	271.6	605.7	534.4
Selling, general and administrative expense	(249.5)	(233.8)	(509.4)	(446.3)
Restructuring and integration expense	(15.2)	(11.4)	(31.4)	(25.7)
Gain on sale of businesses and facility	17.5	—	17.5	—
Operating income	51.6	26.4	82.4	62.4
Interest expense	(21.4)	(9.5)	(41.7)	(14.1)
Other income	2.4	2.1	4.5	4.2
Income before income taxes	32.6	19.0	45.2	52.5
Income tax provision	(10.5)	(6.9)	(13.4)	(16.0)
Net income	22.1	12.1	31.8	36.5
Non-controlling interest	—	—	(0.1)	(0.1)
Net income attributable to Deluxe	$22.1	$12.1	$31.7	$36.4

Weighted average dilutive shares	43.3	42.7	43.3	42.6
Diluted earnings per share	$0.50	$0.28	$0.72	$0.85
Adjusted diluted earnings per share	0.99	1.25	2.05	2.51
Capital expenditures	24.4	24.9	45.3	46.6
Depreciation and amortization expense	45.0	33.2	86.6	61.0
EBITDA	99.0	61.7	173.4	127.5
Adjusted EBITDA	101.7	97.5	201.3	188.0

DELUXE CORPORATION
CONSOLIDATED CONDENSED BALANCE SHEETS
(dollars and shares in millions)
(Unaudited)

	June 30, 2022	December 31, 2021	June 30, 2021
Cash and cash equivalents	$43.3	$41.2	$163.3
Other current assets	482.9	579.3	440.0
Property, plant & equipment	127.8	126.0	96.4
Operating lease assets	52.8	58.2	62.4
Intangibles	480.5	510.7	521.5
Goodwill	1,431.5	1,430.1	1,439.3
Other non-current assets	321.6	328.9	294.6
Total assets	$2,940.4	$3,074.4	$3,017.5

Current portion of long-term debt	$57.3	$57.2	$57.1
Other current liabilities	495.8	626.2	470.1
Long-term debt	1,618.4	1,625.8	1,776.3
Non-current operating lease liabilities	53.8	56.4	52.9
Other non-current liabilities	118.3	134.2	108.8
Shareholders' equity	596.8	574.6	552.3
Total liabilities and shareholders' equity	$2,940.4	$3,074.4	$3,017.5

Net debt	$1,632.4	$1,641.8	$1,670.1
Liquidity	359.0	403.8	455.8
Shares outstanding	43.1	42.7	42.5
Number of employees	6,169	6,313	6,443

DELUXE CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(in millions)
(Unaudited)

	Six Months Ended June 30,
	2022	2021
Cash provided (used) by:
Operating activities:
Net income	$31.8	$36.5
Depreciation and amortization of intangibles	86.6	61.0
Gain from sale of businesses and facility	(17.5)	—
Prepaid product discount payments	(12.3)	(19.1)
Other	(16.4)	5.4
Total operating activities	72.2	83.8
Investing activities:
Payment for acquisition, net of cash, cash equivalents, restricted cash and restricted cash equivalents acquired	—	(956.7)
Proceeds from sale of businesses and facility	23.9	—
Purchases of capital assets	(45.3)	(46.6)
Other	0.9	(1.4)
Total investing activities	(20.5)	(1,004.7)
Financing activities:
Net change in debt, net of debt issuance costs	(9.4)	990.0
Proceeds from issuing shares	1.6	14.9
Dividends	(26.6)	(25.9)
Net change in customer funds obligations	(100.1)	5.6
Other	(9.8)	(8.4)
Total financing activities	(144.3)	976.2
Effect of exchange rate change on cash, cash equivalents, restricted cash and restricted cash equivalents	(3.3)	3.4
Net change in cash, cash equivalents, restricted cash and restricted cash equivalents	(95.9)	58.7
Cash, cash equivalents, restricted cash and restricted cash equivalents, beginning of year	285.5	229.4
Cash, cash equivalents, restricted cash and restricted cash equivalents, end of period	$189.6	$288.1
Free cash flow	$26.9	$37.2

DELUXE CORPORATION
SEGMENT INFORMATION
(In millions)
(Unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenue:
Payments	$171.2	$103.3	$337.4	$182.8
Cloud Solutions	68.6	68.1	138.1	130.3
Promotional Solutions	139.3	135.0	272.5	259.5
Checks	183.9	171.8	371.0	346.9
Total	$563.0	$478.2	$1,119.0	$919.5
Adjusted EBITDA:
Payments	$35.0	$21.2	$71.4	$39.5
Cloud Solutions	17.5	18.8	34.8	36.0
Promotional Solutions	14.6	21.4	31.5	39.2
Checks	82.5	80.2	165.4	163.7
Corporate	(47.9)	(44.1)	(101.8)	(90.4)
Total	$101.7	$97.5	$201.3	$188.0
Adjusted EBITDA Margin:
Payments	20.4%	20.5%	21.2%	21.6%
Cloud Solutions	25.5%	27.6%	25.2%	27.6%
Promotional Solutions	10.5%	15.9%	11.6%	15.1%
Checks	44.9%	46.7%	44.6%	47.2%
Total	18.1%	20.4%	18.0%	20.4%

The segment information reported here was calculated utilizing the methodology outlined in the Notes to Consolidated Financial Statements included in the company's Annual Report on Form 10-K for the year ended December 31, 2021.

DELUXE CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(in millions)
(Unaudited)

Note that the company has not reconciled the adjusted EBITDA margin outlook for 2022 to the directly comparable GAAP financial measure because the company does not provide outlook guidance for net income or the reconciling items between net income and adjusted EBITDA. Because of the substantial uncertainty and variability surrounding certain of these forward-looking reconciling items, including: asset impairment charges; restructuring, integration and other costs; gains and losses on sales of businesses and facilities; and certain legal-related expenses, a reconciliation of the non-GAAP financial measure outlook to the corresponding GAAP measure is not available without unreasonable effort. The probable significance of certain of these reconciling items is high and, based on historical experience, could be material.

EBITDA, ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN

Management discloses EBITDA, adjusted EBITDA and adjusted EBITDA margin because it believes they are useful in evaluating the company's operating performance, as the calculations eliminate the effect of interest expense, income taxes, the accounting effects of capital investments (i.e., depreciation and amortization) and in the case of adjusted EBITDA and adjusted EBITDA margin, certain items, as presented below, that may not be indicative of current period operating performance. In addition, management utilizes these measures to assess the operating results and performance of the business, to perform analytical comparisons and to identify strategies to improve performance. Management also believes that an increasing EBITDA and adjusted EBITDA depict an increase in the value of the company. Management does not consider EBITDA and adjusted EBITDA to be measures of cash flow, as they do not consider certain cash requirements, such as interest, income taxes, debt service payments or capital investments. Management does not consider EBITDA, adjusted EBITDA or adjusted EBITDA margin to be substitutes for operating income or net income. Instead, management believes that these amounts are useful performance measures that should be considered in addition to GAAP performance measures.

	Quarter Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net income	$22.1	$12.1	$31.8	$36.5
Non-controlling interest	—	—	(0.1)	(0.1)
Interest expense	21.4	9.5	41.7	14.1
Income tax provision	10.5	6.9	13.4	16.0
Depreciation and amortization expense	45.0	33.2	86.6	61.0
EBITDA	99.0	61.7	173.4	127.5
Restructuring, integration and other costs	15.2	12.0	31.5	27.2
Share-based compensation expense	4.9	7.6	13.0	14.4
Acquisition transaction costs	—	15.9	0.1	18.6
Certain legal-related expense	0.1	0.3	0.8	0.3
Gain from sale of businesses and facility	(17.5)	—	(17.5)	—
Adjusted EBITDA	$101.7	$97.5	$201.3	$188.0
Adjusted EBITDA as a percentage of total revenue (adjusted EBITDA margin)	18.1%	20.4%	18.0%	20.4%

DELUXE CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (continued)
(in millions, except per share amounts)
(Unaudited)

ADJUSTED DILUTED EPS

By excluding the impact of non-cash items or items that may not be indicative of current period operating performance, management believes that adjusted diluted EPS provides useful comparable information to assist in analyzing the company's current and future operating performance. As such, adjusted diluted EPS is one of the key financial performance metrics used to assess the operating results and performance of the business and to identify strategies to improve performance. It is reasonable to expect that one or more of the excluded items will occur in future periods, but the amounts recognized may vary significantly. Management does not consider adjusted diluted EPS to be a substitute for GAAP performance measures, but believes that it is a useful performance measure that should be considered in addition to GAAP performance measures.

	Quarter Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net income	$22.1	$12.1	$31.8	$36.5
Non-controlling interest	—	—	(0.1)	(0.1)
Net income attributable to Deluxe	22.1	12.1	31.7	36.4
Acquisition amortization	23.0	17.3	47.0	30.5
Restructuring, integration and other costs	15.2	12.0	31.5	27.2
Share-based compensation expense	4.9	7.6	13.0	14.4
Acquisition transaction costs	—	15.9	0.1	18.6
Certain legal-related expense	0.1	0.3	0.8	0.3
Gain from sale of businesses and facility	(17.5)	—	(17.5)	—
Adjustments, pre-tax	25.7	53.1	74.9	91.0
Income tax provision impact of pretax adjustments(1)	(5.1)	(11.7)	(16.0)	(20.2)
Income tax impact of business sale(2)	0.6	—	(1.6)	—
Adjustments, net of tax	21.2	41.4	57.3	70.8
Adjusted net income attributable to Deluxe	43.3	53.5	89.0	107.2
Income allocated to participating securities	—	(0.1)	(0.1)	(0.1)
Re-measurement of share-based awards classified as liabilities	(0.3)	—	(0.4)	—
Adjusted income attributable to Deluxe available to common shareholders	$43.0	$53.4	$88.5	$107.1

Weighted-average dilutive shares	43.3	42.7	43.3	42.6

GAAP Diluted EPS	$0.50	$0.28	$0.72	$0.85
Adjustments, net of tax	0.49	0.97	1.33	1.66
Adjusted Diluted EPS	$0.99	$1.25	$2.05	$2.51

(1) The tax effect of the pretax adjustments considers the tax treatment and related tax rate(s) that apply to each adjustment in the applicable tax jurisdiction(s). Generally, this results in a tax impact that approximates the U.S. effective tax rate for each adjustment. However, the tax impact of certain adjustments, such as share-based compensation expense, depends on whether the amounts are deductible in the respective tax jurisdictions and the applicable effective tax rate(s) in those jurisdictions.

(2) Represents the recognition of a capital loss carryover arising from the sale of the Australian web hosting business, partially offset by a related valuation allowance for the portion of the carryover not currently expected to be realized.

DELUXE CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (continued)
(in millions)
(Unaudited)

REVENUE EXCLUDING FIRST AMERICAN ACQUISITION AND BUSINESS EXITS

Management views the measure of revenue growth, excluding the incremental revenue from the First American acquisition and the impact of business exits, as an important indicator when assessing and evaluating the performance of the business and when identifying strategies to improve performance. These measures of revenue growth may be expressed as a dollar amount or as a percentage rate. By excluding the incremental First American revenue and the impact of business exits, management is able to evaluate internally-generated revenue, measured by comparable sales of products and services year-over-year. These measures are utilized by management for one fiscal year following an acquisition or business exit.

	Quarter Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
CONSOLIDATED REVENUE:
Total revenue	$563.0	$478.2	$1,119.0	$919.5
Less: incremental First American revenue	(61.0)	—	(144.2)	—
Less: business exits	—	(7.4)	—	(7.4)
Total revenue excluding First American acquisition and business exits	$502.0	$470.8	$974.8	$912.1
Total revenue growth excluding First American acquisition and business exits	$31.2		$62.7
Total revenue growth excluding First American acquisition and business exits %	6.6%		6.9%

PAYMENTS REVENUE:
Payments revenue	$171.2	$103.3	$337.4	$182.8
Less: incremental First American revenue	(61.0)	—	(144.2)	—
Payments revenue excluding First American acquisition	$110.2	$103.3	$193.2	$182.8
Payments revenue growth excluding First American acquisition	$6.9		$10.4
Payments revenue growth excluding First American acquisition %	6.7%		5.7%

OUTLOOK REVENUE:
	2022 Outlook	2021 Actual
Total revenue	$2,184 - $2,224	$2,022
Less: business exits	—	(34)
Total revenue excluding business exits	$2,184 - $2,224	$1,988
Total revenue growth excluding business exits %	10% - 12%

DELUXE CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (continued)
(in millions)
(Unaudited)

NET DEBT

Management believes that net debt is an important measure to monitor leverage and to evaluate the balance sheet. In calculating net debt, cash and cash equivalents are subtracted from total debt because they could be used to reduce the company’s debt obligations. A limitation associated with using net debt is that it subtracts cash and cash equivalents, and therefore, may imply that management intends to use cash and cash equivalents to reduce outstanding debt. In addition, net debt suggests that our debt obligations are less than the most comparable GAAP measure indicates.

	June 30, 2022	December 31, 2021	June 30, 2021
Total debt	$1,675.7	$1,683.0	$1,833.4
Cash and cash equivalents	(43.3)	(41.2)	(163.3)
Net debt	$1,632.4	$1,641.8	$1,670.1

FREE CASH FLOW

Management defines free cash flow as net cash provided by operating activities less purchases of capital assets. Management believes that free cash flow is an important indicator of cash available for debt service and for shareholders, after making capital investments to maintain or expand the company’s asset base. A limitation of using the free cash flow measure is that not all of the company’s free cash flow is available for discretionary spending, as the company may have mandatory debt payments and other cash requirements that must be deducted from its cash available for future use. Free cash flow is not a substitute for GAAP liquidity measures. Instead, management believes that this measurement provides an additional metric to compare cash generated by operations on a consistent basis and to provide insight into the cash flow available to fund items such as dividends, mandatory and discretionary debt reduction, acquisitions or other strategic investments, and share repurchases.

	Quarter Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net cash provided by operating activities	$37.9	$44.2	$72.2	$83.8
Purchases of capital assets	(24.4)	(24.9)	(45.3)	(46.6)
Free cash flow	$13.5	$19.3	$26.9	$37.2

DELUXE CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (continued)
(in millions)
(Unaudited)

LIQUIDITY

Management defines liquidity as cash and cash equivalents plus the amount available for borrowing under the company's revolving credit facility. Management considers liquidity to be an important metric for demonstrating the amount of cash that is available or that could be readily available to the company on short notice. This financial measure is not a substitute for GAAP liquidity measures. Instead, management believes that this measurement enhances investors’ understanding of the funds that are currently available to the company.

	June 30, 2022	December 31, 2021	June 30, 2021
Cash and cash equivalents	$43.3	$41.2	$163.3
Amount available for borrowing under revolving credit facility	315.7	362.6	292.5
Liquidity	$359.0	$403.8	$455.8

###